TARGET RECEIVABLES CORPORATION,

                                   Transferor



                            RETAILERS NATIONAL BANK,

                                    Servicer



                                      and

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                    Trustee

               on behalf of the Series 2003-__ Certificateholders

                    ________________________________________

                           SERIES 2003-__ SUPPLEMENT

                           Dated as of _______, 2003

                                       to

                              AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                           Dated as of April 28, 2000

                    ________________________________________

                        TARGET CREDIT CARD MASTER TRUST

                       $__________ Floating Rate Class A
                   Asset Backed Certificates, Series 2003-__


                      $_____________ Collateral Interest,
                                 Series 2003-__





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                               TABLE OF CONTENTS

              ARTICLE I CREATION OF THE SERIES 2003-__CERTIFICATES

Section 1.1       Designation.....................................................................................1

Section 1.2       Delivery and Payment for the Series 2003-__Certificates.........................................1

Section 1.3       Form of Delivery of Series 2003-__Class A Certificates and Collateral Interest..................2

                             ARTICLE II DEFINITIONS

Section 2.1       Definitions.....................................................................................2

                              ARTICLE III SERVICER

Section 3.1       Servicing Compensation.........................................................................14

                         ARTICLE IV RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1       Rights of Series 2003-__ Certificateholders....................................................14

Section 4.2       Collections and Allocations; Payments on Transferor Certificate................................14

Section 4.3       Determination of Monthly Interest for the Class A Certificates.................................21

Section 4.4       Determination of Principal Amounts.............................................................21

Section 4.5       Shared Principal Collections and Shared Transferor Principal Collections.......................22

Section 4.6       Application of Funds on Deposit in the Collection Account for the Certificates.................23

Section 4.7       Excess Finance Charge Collections; Excess Transferor Finance Charge Collections................25

Section 4.8       Investor Defaulted Amount......................................................................26

Section 4.9       Reallocated Collateral Principal Collections for the Series 2003-__ Certificates...............26

Section 4.10      Issuance of Additional Series 2003-__ Certificates.............................................27

Section 4.11      Establishment of the Principal Funding Account for the Series 2003-__ Certificates.............28

Section 4.12      Accumulation Period............................................................................29

Section 4.13      Reserve Account................................................................................30

Section 4.14      Defeasance.....................................................................................31

Section 4.15      Determination of LIBOR.........................................................................32

                                ARTICLE V DISTRIBUTIONS AND REPORTS TO SERIES 2003- CERTIFICATEHOLDERS

Section 5.1       Distributions..................................................................................32

Section 5.2       Reports and Statements to Series 2003-__Certificateholders.....................................33

                      ARTICLE VI EARLY AMORTIZATION EVENTS

Section 6.1       Series 2003-__ Early Amortization Events.......................................................34

                           ARTICLE VII OPTIONAL TERMINATION; SERIES TERMINATION; SALE OF COLLATERAL INTEREST

Section 7.1       Optional Termination...........................................................................35

Section 7.2       Series 2003-__ Termination.....................................................................35

Section 7.3       Reduction of Collateral Invested Amount During the Revolving Period; Designation of Collateral Interest
                  Terms; Sale of Collateral Interest.............................................................36

Section 7.4       Purchase of Series 2003-__ Certificates by the Transferor......................................37

                        ARTICLE VIII FINAL DISTRIBUTION

Section 8.1       Sale of Receivables or Certificateholders' Interest pursuant to Section 2.6 or 10.1 of the Agreement and
                  Section 7.1 or 7.2 of this Supplement..........................................................37

                      ARTICLE IX MISCELLANEOUS PROVISIONS

Section 9.1       Legend on Collateral Interest Certificate......................................................38

Section 9.2       Ratification of Agreement......................................................................39

Section 9.3       Counterparts...................................................................................40

Section 9.4       Paired Series..................................................................................40

Section 9.5       Jurisdiction; Service..........................................................................40

Section 9.6       GOVERNING LAW..................................................................................41

Section 9.7       Instructions in Writing........................................................................41

Section 9.8       Target VISA Automatic Addition Limitation......................................................41

Section 9.9       Eligible Investments...........................................................................41


                                    EXHIBITS


Form of Series 2003-__ Class A Certificate.......................................................Exhibit A-1
Form of Collateral Interest Certificate..........................................................Exhibit A-2
Form of Monthly Series 2003-__ Certificateholders' Statement.....................................Exhibit B
Form of Monthly Servicer's Certificate...........................................................Exhibit C

                  SERIES 2003-__ SUPPLEMENT, dated as of _______, 2003 (this "Supplement") by and among TARGET RECEIVABLES CORPORATION, a corporation organized and existing under the laws of the State of Minnesota, as Transferor (the "Transferor"), RETAILERS NATIONAL BANK, a national banking association organized and existing under the laws of the United States, as Servicer ("RNB" or the "Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee") under the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000, as amended (the "Agreement") by and among the Transferor, the Servicer and the Trustee.

                  Section 6.3 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the issuance by the Transferor, for execution and redelivery to the Trustee for authentication, of one or more Series of Certificates.

                  Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof. The Investor Certificates for this Series shall not be subordinated to any other Series.


                                   ARTICLE I

                   CREATION OF THE SERIES 2003-__CERTIFICATES

         Section 1.1 Designation. There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known generally as the "Series 2003-__ Certificates." The Series 2003-__ Certificates shall be issued in two Classes, which shall be designated generally as the $_________ Floating Rate Class A Asset Backed Certificates, Series 2003-__ (the "Class A Certificates") and the $_____________ Collateral Interest, Series 2003-__ (the "Collateral Interest"), subject to any increase in such principal amounts as a result of the issuance of Additional Certificates pursuant to Section 4.10 of this Supplement. The Collateral Interest shall be treated as a Class of Investor Certificates and each holder of the Collateral Interest shall be treated as an Investor Certificateholder; provided, however, that the Collateral Interest or any portion thereof held by the Transferor shall not be considered to be an Investor Certificate for purposes of any Tax Opinion or other opinion relating to tax matters hereunder or under the Agreement for so long as the Collateral Interest or such portion thereof is held by the Transferor. The Series 2003-__ Certificates shall be a Principal Sharing Series and shall be included in Group I for purposes of sharing Excess Finance Charge Collections. The Series 2003-__ Certificates shall be entitled to share Excess Transferor Finance Charge Collections as specified herein. The Transferor, at its sole option, may allow the Series 2003-__ Certificates to share Shared Transferor Principal Collections as specified herein.

         Section 1.2 Delivery and Payment for the Series 2003-__Certificates. The Transferor shall execute and deliver the Series 2003-__ Certificates to the Trustee for authentication in accordance with Section 6.1 of the Agreement. The Trustee shall deliver the Series 2003-__ Certificates to or upon the order of the Transferor when authenticated in accordance with Section 6.2 of the Agreement.

         Section 1.3 Form of Delivery of Series 2003-__Class A Certificates and Collateral Interest. (a) The Class A Certificates shall be delivered as Book-Entry Certificates as provided in Sections 6.1, 6.2 and 6.10 of the Agreement and shall be substantially in the form of Exhibit A-1 hereto. The Collateral Interest shall initially be delivered as a Definitive Certificate as provided in Sections 6.1, 6.2 and 6.12 of the Agreement and shall be substantially in the form of Exhibit A-2 hereto. A Collateral Interest Holder may instruct the Trustee to convert its Collateral Interest to uncertificated form by delivering the certificate representing the Collateral Interest to the Trustee for cancellation together with a request in writing that the Collateral Interest be uncertificated. If uncertificated, the Collateral Interest shall not be subject to any provisions contained in Article VI or Article XII of the Agreement relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates pursuant to
Section 6.14 of the Agreement.

            (b) The Depositary for the Class A Certificates shall be The Depository Trust Company, and the Class A Certificates initially shall be registered in the name of Cede & Co., its nominee.


                                  ARTICLE II

                                  DEFINITIONS

         Section 2.1 Definitions. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern with respect to the Series 2003-__ Certificates. All Article, Section or subsection references herein shall mean Article, Section or subsections of this Supplement except as otherwise provided herein. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Each capitalized term defined herein shall relate only to the Series 2003-__ Certificates and to no other Series of Certificates issued by the Trust.

         "Accumulation Date" shall mean the first day of the ________ Monthly Period.

         "Accumulation Period" shall mean, the period commencing on the Accumulation Date, or such later date as may be specified by the Servicer in accordance with Section 4.12, and continuing to and ending on the earlier of
(x) the calendar day prior to an Early Amortization Commencement Date and (y) the Series 2003-__ Termination Date.

         "Accumulation Period Length" shall have the meaning specified in
Section 4.12.

         "Additional Certificate Date" shall have the meaning specified in subsection 4.10(a).

         "Additional Certificates" shall have the meaning specified in subsection 4.10(a).

         "Additional Interest" shall mean, with respect to any Distribution Date, the sum of Class A Additional Interest and Collateral Additional Interest, if any.

         "Adjusted Invested Amount" shall mean, for any date of determination, an amount equal to the sum of the Class A Adjusted Invested Amount plus the Collateral Invested Amount.

         "Amortization Period Commencement Date" shall mean the earlier of (a) the first day of the Accumulation Period and (b) an Early Amortization Commencement Date.

         "Available Finance Charge Collections Shortfall Amount" shall have the meaning specified in subsection 4.7(a).

         "Available Reserve Account Amount" shall mean, with respect to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account as of such date (before giving effect to any deposit or withdrawal made or to be made pursuant to subsections 4.6(a)(vi) and 4.13(d) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

         "Available Series 2003-__ Finance Charge Collections" shall have the meaning specified in subsection 4.6(a).

         "Available Series 2003-__ Principal Collections" shall mean, with respect to any Distribution Date, the sum of (a) the Principal Allocation Percentage of Collections of Principal Receivables collected during the preceding Monthly Period minus Reallocated Collateral Principal Collections with respect to such Distribution Date, and (b) the sum of the amounts designated to be treated as Available Series 2003-__ Principal Collections pursuant to subsections 4.6(a)(iii) and (iv) with respect to such Distribution Date.

         "Available Shared Principal Collections" shall mean, with respect to any Monthly Period, Shared Principal Collections available to be allocated to the Certificates from each other Series that has a controlled or scheduled amortization or accumulation period beginning after the _________ Distribution Date.

         "Base Rate" shall mean, with respect to any Monthly Period, the sum of
(i) the annualized percentage equivalent of the weighted average of the Class A Certificate Rate and the Collateral Rate, both for the related Interest Accrual Period (weighted by the Class A Invested Amount and the Collateral Invested Amount, both at the end of the last day of such Monthly Period, or in the case of the first Monthly Period, the Closing Date) and (ii) the Servicing Fee Rate.

         "Business Day" shall (a) for the purpose of determining LIBOR, have the meaning provided in the Agreement; provided, however, that for such purpose, a Business Day shall not include any day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed and (b) for all other purposes, have the meaning provided in the Agreement.

         "Carryover Interest" shall mean, with respect to any Distribution Date, the sum of Class A Carryover Interest and Collateral Carryover Interest.

         "Class A Additional Interest" shall have the meaning specified in
Section 4.3.

         "Class A Adjusted Invested Amount" shall mean, for any date of determination, an amount equal to the Class A Invested Amount minus the principal amount on deposit in the Principal Funding Account on such date of determination.

         "Class A Carryover Interest" shall mean, with respect to any Distribution Date, (a) any Class A Monthly Interest due but not paid to the Class A Certificateholders on any previous Distribution Date plus (b) any Class A Additional Interest due with respect to such Distribution Date.

         "Class A Certificate Rate" shall mean, with respect to any Interest Accrual Period, a per annum rate equal to LIBOR plus ____%.

         "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

         "Class A Certificateholders' Interest" shall mean, with respect to any date, the portion of the Series 2003-__ Certificateholders' Interest evidenced by the Class A Certificates.

         "Class A Certificates" shall mean any of the $[ ] Floating Rate Class A Asset Backed Certificates, Series 2003-__ executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1 hereto.

         "Class A Controlled Accumulation Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, $___________, provided that such amount may be increased pursuant to Section 4.10 as a result of the issuance of Additional Certificates; provided, further, that, if the Accumulation Period is modified pursuant to Section 4.12, (i) the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period shall mean the amount determined in accordance with Section
4.12 on the date on which the Accumulation Period has most recently been modified and (ii) the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Accumulation Period shall not be less than the Class A Invested Amount.

         "Class A Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the Class A Controlled Accumulation Amount plus the Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date, if any.

         "Class A Covered Amount" shall mean, with respect to any Interest Accrual Period prior to the payment in full of the Class A Invested Amount, the product of (a) the Class A Certificate Rate in effect with respect to such Interest Accrual Period, (b) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360, and (c) the Principal Funding Account Balance as of the first day of such Interest Accrual Period.

         "Class A Deficit Controlled Accumulation Amount" shall mean, on each Distribution Date with respect to the Accumulation Period, the excess, if any, of the Class A Controlled Deposit Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Principal for such Distribution Date.

         "Class A Expected Final Payment Date" shall mean the ______ Distribution Date.

         "Class A Initial Invested Amount" shall mean the aggregate initial principal amount of the Class A Certificates, which is $_____________.

         "Class A Invested Amount" shall mean, for any date of determination, an amount equal to (a) the Class A Initial Invested Amount, plus (b) the amount of any increase in the Class A Invested Amount resulting from the issuance of Additional Certificates under Section 4.10, minus (c) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus
(d) the aggregate amount of Investor Charge-Offs allocated to the Class A Invested Amount pursuant to subsection 4.8(b) for all prior Distribution Dates, plus (e) the sum of the aggregate amount applied pursuant to subsection 4.6(a)(iv), and, with respect to such subsection, pursuant to Section 4.7, for the purpose of reinstating amounts previously reduced pursuant to the foregoing clause (d) and, minus (f) the amount of any reduction in the Class A Invested Amount as a result of the purchase by the Transferor and subsequent cancellation of Class A Certificates pursuant to Section 7.4.

         "Class A Monthly Interest" shall have the meaning specified in Section 4.3.

         "Class A Monthly Interest Shortfall" shall have the meaning specified in Section 4.3.

         "Class A Percentage" shall mean, with respect to any date of determination, a fraction the numerator of which is the Class A Adjusted Invested Amount and the denominator of which is the Series Invested Amount.

         "Class A Principal" shall mean the principal distributable in respect of the Class A Certificates as calculated in accordance with subsection 4.4(a).

         "Closing Date" shall mean __________.

         "Collateral Additional Interest" shall mean the amount, if any, distributable in respect of the Collateral Interest as calculated pursuant to a supplemental agreement entered into in accordance with subsection 7.3(b).

         "Collateral Carryover Interest" shall mean, with respect to any Distribution Date, (a) any Collateral Monthly Interest due but not paid to the Collateral Interest Holders on any previous Distribution Date plus (b) any Collateral Additional Interest due with respect to such Distribution Date.

         "Collateral Interest" shall mean the [$___] Collateral Interest, Series 2003-__, which shall initially be represented by the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2 hereto.

         "Collateral Interest Holder" shall mean the holder of a Collateral Interest, and if certificated, shall mean the Person in whose name a Collateral Interest certificate is registered in the Certificate Register. "Collateral Initial Invested Amount" shall mean the aggregate initial principal amount of the Collateral Interest, which is $_________.

         "Collateral Invested Amount" shall mean, for any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, plus (b) the amount of any increase in the Collateral Invested Amount resulting from the issuance of Additional Certificates under Section 4.10, minus (c) the aggregate amount of principal payments made to Collateral Interest Holders prior to such date, minus (d) the aggregate amount of Investor Charge-Offs allocated to the Collateral Invested Amount pursuant to subsection 4.8(a) and
Section 4.9 for all prior Distribution Dates, plus (e) the sum of the aggregate amount applied on all prior Distribution Dates pursuant to subsection 4.6(a)(iv) and, with respect to such subsection, pursuant to Section 4.7, for the purpose of reinstating amounts previously reduced pursuant to the foregoing clause (d) and, minus (f) the amount of any reduction in the Collateral Invested Amount pursuant to Section 7.4 as a result of the reduction of the Collateral Interest held by the Transferor or the purchase by the Transferor and subsequent cancellation of all or a portion of the Collateral Interest.

         "Collateral Monthly Interest" shall mean the amount of interest payable with respect to the Collateral Interest on each Distribution Date, which shall initially be zero, but which may be increased pursuant to a supplemental agreement entered into in accordance with subsection 7.3(b).

         "Collateral Monthly Interest Shortfall" shall mean, with respect to any Distribution Date, the excess, if any, of (x) the Collateral Monthly Interest for the Interest Accrual Period applicable to such Distribution Date as calculated pursuant to a supplemental agreement entered into in accordance with subsection 7.3(b) over (y) the amount available to be paid to the Collateral Interest Holders in respect of interest on such Distribution Date.

         "Collateral Principal" shall mean the principal distributable in respect of the Collateral Interest as calculated in accordance with subsection 4.4(b).

         "Collateral Rate" shall mean the interest rate for the Collateral Interest, which shall initially be 0%, but which may be increased pursuant to a supplemental agreement entered into in accordance with subsection 7.3(b).

         "Defeasance" shall have the meaning specified in Section 4.14.

         "Distribution Date" shall mean ______, and the 25th day of each month thereafter, or if such day is not a Business Day, the next succeeding Business Day.

         "Early Amortization Commencement Date" shall mean the initial date on which an Early Amortization Event or a Series 2003-__ Early Amortization Event is deemed to occur.

         "Early Amortization Event" shall mean any of the events specified in
Section 9.1 of the Agreement.

         "Early Amortization Period" shall mean the period beginning on an Early Amortization Commencement Date and ending on the Series 2003-__ Termination Date.

         "Enhancement" shall mean, with respect to the Class A Certificates, the subordination of the Collateral Interest.

         "Excess Finance Charge Collections" shall mean, with respect to any Distribution Date, as the context requires, either (x) the amount described in subsection 4.6(a)(vii) allocated to the Series 2003-__ Certificates but available to cover shortfalls in amounts paid from Collections of Finance Charge Receivables for other Series in Group I, if any, or (y) the aggregate amount of Collections of Finance Charge Receivables allocable to other Series in Group I in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Series 2003-__ Certificates.

         "Excess Spread Percentage" shall mean, with respect to any Distribution Date, the amount, if any, by which the Portfolio Yield for the preceding Monthly Period exceeds the Base Rate for the preceding Monthly Period.

         "Excess Transferor Finance Charge Collections" shall have the meaning specified in subsection 4.2(d).

         "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of (x) during the Revolving Period or the Accumulation Period with respect to Collections of Finance Charge Receivables and at all times with respect to the Defaulted Amount, the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) during an Early Amortization Period with respect to Collections of Finance Charge Receivables, the end of the last day of the Monthly Period immediately preceding an Early Amortization Commencement Date and the denominator of which is (i) with respect to the Defaulted Amount, the sum of (a) the total amount of Principal Receivables in the Trust plus (b) the amounts on deposit in the Special Funding Account at the end of the last day of the Monthly Period used to determine the numerator and
(ii) with respect to Collections of Finance Charge Receivables, the greater of
(a) the sum of (I) the total amount of Principal Receivables in the Trust plus
(II) the amounts on deposit in the Special Funding Account at the end of the last day of the Monthly Period used to determine the numerator and (b) the sum of the numerators used to calculate the applicable allocation percentages for Collections of Finance Charge Receivables for all Classes of all Series and Participations then outstanding; provided, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

         "Group I" shall mean, the Group in which Series 2003-__ is to be included for the purpose of sharing Excess Finance Charge Collections.

         "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount and the Collateral Initial Invested Amount.

         "Interest Accrual Period" shall mean, with respect to any Distribution Date, the period from and including the preceding Distribution Date to and excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall begin on and include the Closing Date and end on but exclude the first Distribution Date.

         "Invested Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date and (b) the Collateral Invested Amount as of such date.

         "Investor Charge-Off" shall mean, with respect to any Distribution Date, the aggregate amount of (a) any reduction in the Collateral Invested Amount (i) pursuant to subsection 4.8(a) or (ii) as a result of the application of Reallocated Collateral Principal Collections pursuant to Section 4.9 and (b) any reduction in the Class A Invested Amount pursuant to subsection 4.8(b).

         "Investor Defaulted Amount" shall mean, with respect to any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage with respect to such Monthly Period.

         "Investor Percentage" shall mean, with respect to Principal Receivables, the Principal Allocation Percentage and, with respect to Finance Charge Receivables and the Defaulted Amount, the Floating Allocation Percentage.

         "LIBOR" shall mean, with respect to any Interest Accrual Period, the London Interbank Offered Rate indexed to the offered rates for one-month United States dollar deposits determined by the Trustee for each Interest Accrual Period in accordance with the provisions of Section 4.15.

         "LIBOR Determination Date" shall mean (a) ________ for the first Interest Accrual Period and (b) the second Business Day prior to the commencement of the second and each subsequent Interest Accrual Period.

         "Monthly Period" shall mean, with respect to each Distribution Date, the immediately preceding fiscal month of the Transferor; provided, that the first Monthly Period shall begin on the first day of the fiscal month of the Transferor during which the Closing Date occurs and end on the last day of the fiscal month of the Transferor during which the Closing Date occurs.

         "Monthly Servicing Fee" shall have the meaning specified in Section
3.1.

         "Paired Series" shall have the meaning specified in Section 9.4.

         "Percentage Allocation" shall have the meaning specified in subsection 4.2(b)(i)(y).

         "Portfolio Yield" shall mean, for the Series 2003-__ Certificates, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the Floating Allocation Percentage of Collections of Finance Charge Receivables for that Monthly Period, minus, if the Required Reserve Account Amount is greater than zero, the excess of the Principal Funding Investment Shortfall over the amount applied from the Reserve Account in accordance with subsection 4.13(d), minus the Investor Defaulted Amount for that Monthly Period, and the denominator of which is the Adjusted Invested Amount at the end of the last day of the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date. [For the first Monthly Period, the initial deposit of $________ made to the Collection Account on the Closing Date for application as Available Series 2003-__ Finance Charge Collections will be added to the numerator described above.]

         "Principal Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount at the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), (b) during the Accumulation Period, the Invested Amount at the end of the last day of the Revolving Period; provided, that during the Accumulation Period on the date of issuance of a new Series, at the option of the Transferor, upon satisfaction of the Rating Agency Condition, such amount may be reduced to an amount not less than the greater of (x) the Adjusted Invested Amount on such date and (y) the amount which would result in a Principal Allocation Percentage which when multiplied by the amount of Collections of Principal Receivables for the preceding Monthly Period would equal (I) the Class A Controlled Deposit Amount for such Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if such date is on or after the Class A Expected Final Payment Date and the Class A Invested Amount has been paid in full, the Collateral Invested Amount minus (II) the amount of any Available Shared Principal Collections with respect to such Monthly Period, and (c) during the Early Amortization Period, the Invested Amount at the end of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and the denominator of which is the greater of (a)(x) if only one Series is outstanding (i) during the Revolving Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (ii) during the Accumulation Period and the Early Amortization Period, the sum of the total amount of Principal Receivables in the Trust and the principal amount on deposit in the Special Funding Account at the end of the last day of the Revolving Period and (y), if more than one Series is outstanding, the sum of the total amount of Principal Receivables in the Trust at the end of the last day of the immediately preceding Monthly Period, and the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) the sum of the numerators used to calculate the principal allocation percentages for all Series and Participations outstanding as of the date as to which such determination is being made; provided, further, that such calculations are subject to adjustment upon the direction of the Transferor, in accordance with subsection 2.9(g) of the Agreement, to give effect to additions of Additional Accounts.

         "Principal Funding Account" shall have the meaning specified in subsection 4.11(a).

         "Principal Funding Account Balance" shall mean, for any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

         "Principal Funding Investment Proceeds" shall mean, with respect to each Distribution Date during the Accumulation Period and on the first Special Payment Date, the investment earnings on funds on deposit in the Principal Funding Account (net of investment expenses and losses) for the related Interest Accrual Period.

         "Principal Funding Investment Shortfall" shall mean, with respect to each Distribution Date during the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Accrual Period.

         "Principal Shortfall" shall mean, with respect to any Distribution Date (x) for Series 2003-__, (i) during the Accumulation Period on and prior to the Class A Expected Final Payment Date, the excess of the Class A Controlled Deposit Amount over the aggregate amount applied with respect thereto for such Distribution Date, and (ii) during the Accumulation Period following the Class A Expected Final Payment Date or during an Early Amortization Period, the Invested Amount of the Class then receiving principal payments after the application of Collections of Principal Receivables on such Distribution Date; provided, however, that after the Class A Invested Amount has been paid in full, such amount shall be equal to the Collateral Invested Amount or (y) for any other Series, the amounts specified as such in the Supplement for such other Series.

         "Rating Agency" shall mean each of Standard & Poor's and Moody's.

         "Reallocated Collateral Principal Collections" shall have the meaning specified in Section 4.9.

         "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the sum of the Class A Adjusted Invested Amount and the Collateral Invested Amount on such Distribution Date plus (ii) the sum of the Class A Monthly Interest and the Collateral Monthly Interest, if any, for such Distribution Date and the Carryover Interest, if any, for such Distribution Date.

         "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

         "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

         "Required Amount" shall mean, with respect to each Distribution Date, the amount determined by the Servicer equal to the excess, if any, of (x) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Carryover Interest for such Distribution Date and (iii) the Monthly Servicing Fee for such Distribution Date, over (y) the sum of the Available Series 2003-___ Finance Charge Collections applied with respect to such amounts pursuant to subsection 4.6(a) plus any Excess Finance Charge Collections from other Series in Group I allocable to Series 2003-___ and applied with respect to such amounts pursuant to subsection 4.7(a).

         "Required Reserve Account Amount" shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount specified by the Transferor.

         "Required Retained Transferor's Percentage" shall mean [2]%; provided, however, that such percentage may be adjusted from time to time upon written notice from the Transferor to the Trustee if each Rating Agency initially contracted to rate the Class A Certificates shall have been notified of such adjustment and shall have provided notice to the Trustee or the Servicer that such action would not result in a reduction or withdrawal of its rating of the Class A Certificates and such action shall not, as evidenced by a Tax Opinion, cause the Trust to be characterized for Federal income tax purposes as an association or publicly traded partnership taxable as a corporation or otherwise have any material adverse effect on the Federal income taxation of any outstanding Series of Certificates or any Certificate Owner.

         "Reserve Account" shall have the meaning specified in subsection
4.13(a).

         "Reserve Account Funding Date" shall mean the date, if any, specified by the Transferor for the commencement of the funding of the Reserve Account. "Reserve Account Surplus" shall mean, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

         "Reserve Draw Amount" shall have the meaning specified in subsection 4.13(c).

         "Revolving Period" shall mean the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

         "Scheduled Series 2003-__ Termination Date" shall mean the ______ Distribution Date.

         "Series Accounts" shall mean the Principal Funding Account and the Reserve Account.

         "Series Invested Amount" shall mean, for Series 2003-__, for any date of determination, an amount equal to the sum of (a) the Class A Adjusted Invested Amount as of such date and (b) the Collateral Invested Amount as of such date.

         "Series 2003-__" shall mean the Series of the Target Credit Card Master Trust represented by the Series 2003-__ Certificates.

         "Series 2003-__ Allocation Percentage" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Series Invested Amount and the denominator of which is the sum of the invested amounts (or adjusted invested amounts, as applicable) of all then outstanding Series.

         "Series 2003-__ Certificateholder" shall mean the holder of record of any Series 2003-__ Certificates and in the plural shall mean the holders of record of each Series 2003-__ Certificate.

         "Series 2003-__ Certificateholders' Interest" shall have the meaning specified in Section 4.1.

         "Series 2003-__ Certificates" shall mean the Class A Certificates and the Collateral Interest.

         "Series 2003-__ Early Amortization Event" shall have the meaning specified in Section 6.1.

         "Series 2003-__ Termination Date" shall mean the earlier to occur of
(i) the day after the Distribution Date on which the Invested Amount is paid in full, and (ii) the Scheduled Series 2003-__ Termination Date.

         "Servicing Fee Rate" shall mean 2.00% per annum.

         "Shared Principal Collections" shall mean, as the context requires, either (a) the amount allocated to the Series 2003-__ Certificates which, in accordance with subsections 4.6(b) and 4.6(c)(iii), may be applied in accordance with Section 4.4 of the Agreement or (b) the amounts allocated to the Investor Certificates of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" plus amounts specified in any Participation Supplement with respect to any Participation to be treated as Shared Principal Collections which may be applied to cover Principal Shortfalls with respect to the Series 2003-__ Certificates.

         "Shared Transferor Principal Collections" shall have the meaning specified in subsection 4.2(d).

         "Special Payment Date" shall mean each Distribution Date following the Monthly Period in which an Early Amortization Commencement Date occurs.

         "Specified Investor Default Amount" shall mean, with respect to any Distribution Date, the sum of (a) the product of (x) 1.5 and (y) the average of the Investor Defaulted Amounts for the three preceding Monthly Periods, and (b) the amount of unreimbursed Investor Charge-Offs allocated to the Collateral Invested Amount for the preceding Monthly Period.

         "Telerate Page 3750" shall mean the display designated as page "3750" by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service or a comparable service for the purpose of displaying London interbank offered rates of major banks).

         "Transferor Retained Certificates" shall mean Investor Certificates of any Series, including the Collateral Interest, which the Transferor retains, but only to the extent that and for so long as the Transferor is the Holder of such Certificates.


                                  ARTICLE III

                                    SERVICER

         Section 3.1 Servicing Compensation. The share of the Servicing Fee allocable to the Series 2003-__ Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Adjusted Invested Amount at the end of the last day of the Monthly Period second preceding such Distribution Date, minus (ii) the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding such Distribution Date and the Floating Allocation Percentage with respect to such Monthly Period; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall be $______. The remainder of the Servicing Fee shall be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2003-__ Certificateholders be liable for the share of the Servicing Fee to be paid from amounts allocable to the Holder of the Transferor Certificate, holders of Participations or the Certificateholders of any other Series. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.6(a)(ii).

                                  ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.1 Rights of Series 2003-__ Certificateholders. The Series 2003-__ Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Series 2003-__ Certificates at the times and in the amounts specified in this Supplement, (a) the Floating Allocation Percentage and the Principal Allocation Percentage (as applicable from time to time) of Collections, (b) funds distributable to the Series 2003-__ Certificates pursuant to Section 4.2 of the Agreement on deposit in the Special Funding Account, (c) funds on deposit in the Principal Funding Account and (d) funds on deposit in the Reserve Account (for such Series, the "Series 2003-Certificateholders' Interest"). The Collateral Interest shall be subordinated to the Class A Certificates to the extent provided in this Article IV. The Collateral Interest will not have the right to receive payments of principal until the Class A Invested Amount has been paid in full, except as provided in subsection 7.3(a).

         Section 4.2 Collections and Allocations; Payments on Transferor Certificate. (a) Collections. The Servicer shall apply or shall instruct the Trustee to apply all funds on deposit in the Collection Account, the Special Funding Account, the Principal Funding Account and the Reserve Account allocable to the Series 2003-__ Certificates as described in this Article IV and Article IV of the Agreement. [In addition, on the Closing Date, the Transferor shall make a deposit to the Collection Account in the amount of $______ to be allocated to the Series 2003-__ Certificates.]

            (b) Allocations. The Servicer shall apply, or shall instruct the Trustee to apply, all Collections and other funds that are allocated to the Series 2003-__ Certificates as follows:

                        (i) Daily Allocations During the Revolving Period. During the Revolving Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

                  (x) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of
         (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2003-__ deposited in the Collection Account equals the amount of Class A Monthly Interest, Collateral Monthly Interest, if any, Carryover Interest, if any, and, at any time that RNB is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

                  (y) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the least of
         (A) the product of (I) the Principal Allocation Percentage with respect to the current Monthly Period and (II) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"), (B) an amount not to exceed the Collateral Invested Amount minus the aggregate amount previously deposited in the Collection Account under this subsection 4.2(b)(i)(y) with respect to the current Monthly Period, and (C) (1) the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs over (2) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(i)(x).

         These Collections of Principal Receivables shall only be retained or deposited in the Collection Account pursuant to this subsection 4.2(b)(i)(y) to the extent that the sum of the Collections of Principal Receivables and the Collections of Finance Charge Receivables retained in the Collection Account pursuant to subsection 4.2(b)(i)(x) and this subsection 4.2(b)(i)(y) do not exceed the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist. The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing shall be paid to the Holder of the Transferor Certificate; provided, however, that the amount to be paid to the Holder of the Transferor Certificate pursuant to this subsection 4.2(b)(i)(y) on any Date of Processing shall be first, if the Rating Agency Condition is satisfied in connection with a request of the Transferor to reduce the Collateral Invested Amount, used to reduce the Collateral Invested Amount pursuant to subsection 7.3(a), second, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and, third, shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by the Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided, further, that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Collateral Principal Collections for each Monthly Period available on the Distribution Date in the following Monthly Period for application in accordance with Section 4.9.

                        (ii) Daily Allocations During the Accumulation Period. During the Accumulation Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

                  (x) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of
         (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing; provided, however, that, with respect to each Monthly Period, such amount shall only be deposited until such time as the amount of Collections of Finance Charge Receivables allocable to Series 2003-__ on deposit in the Collection Account equals the amount of Class A Monthly Interest, Collateral Monthly Interest, if any, Carryover Interest, if any, and, at any time that RNB is not the Servicer, the Monthly Servicing Fee, in each case due on the Distribution Date in the following Monthly Period, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period.

                  (y) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the sum of (I) the Percentage Allocation and (II) at the option of the Transferor, the product of (x) the aggregate amount of Shared Transferor Principal Collections for such Date of Processing and (y) a fraction, the numerator of which is the excess of the Class A Controlled Deposit Amount for the Distribution Date in the following Monthly Period over the amount on deposit in the Collection Account with respect to principal for the benefit of Series 2003-__ for payment or deposit to the Principal Funding Account on the Distribution Date in the following Monthly Period and the denominator of which is the equivalent amount for all Series for such date; provided, however, that with respect to each Monthly Period, such amount shall only be deposited in the Collection Account until such time as the amount deposited in the Collection Account with respect to principal for the benefit of Series 2003-__ equals the sum of (i) (A) during each Monthly Period prior to the Monthly Period in which the Class A Invested Amount is paid in full, the lesser of the Class A Controlled Deposit Amount for the Distribution Date in the following Monthly Period and the Class A Adjusted Invested Amount on the applicable date of deposit, and (B) during each Monthly Period beginning with the Monthly Period in which the Class A Invested Amount is paid in full, the Collateral Invested Amount on the applicable date of deposit, and
         (ii) the lesser of (1) the amount by which (A) the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if RNB is not the Servicer, and, if on the Distribution Date in the preceding Monthly Period the Excess Spread Percentage was less than 4% or if there were unreimbursed Investor Charge-Offs, the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period, is greater than (B) the amount of Collections of Finance Charge Receivables deposited in the Collection Account on that Date of Processing and on each preceding Date of Processing in that Monthly Period pursuant to subsection 4.2(b)(ii)(x), and (2) the Collateral Invested Amount.

         Collections of Principal Receivables allocable to Series 2003-__ will only be retained or deposited in the Collection Account in excess of:
         (I) during each Monthly Period prior to the Monthly Period in which the Class A Invested Amount is paid in full, the lesser of the Class A Controlled Deposit Amount and the Class A Adjusted Invested Amount, and (II) during each Monthly Period beginning with the Monthly Period in which the Class A Invested Amount is paid in full, the Collateral Invested Amount, to the extent that the Collections of Principal Receivables and Collections of Finance Charge Receivables retained in the Collection Account pursuant to subsection 4.2(b)(ii)(x) and this subsection 4.2(b)(ii)(y) do not exceed the sum of the Class A Monthly Interest, the Class A Carryover Interest, the Monthly Servicing Fee, if RNB is not the Servicer, and the Class A Percentage of the Specified Investor Default Amount determined for the Distribution Date in the preceding Monthly Period if the conditions requiring that deposit exist. The excess of the amount of Collections of Principal Receivables on deposit in the Collection Account over the amount required to be retained in the Collection Account and the remainder of the Principal Allocation Percentage of the amount of Collections of Principal Receivables on that Date of Processing shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and second shall not be treated as a Percentage Allocation and shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such Date of Processing is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided, that such amounts will be paid to the Holder of the Transferor Certificate subject to the obligation of the Transferor to make an amount equal to the Reallocated Collateral Principal Collections for each Monthly Period available on the Distribution Date in the following Monthly Period for application in accordance with Section 4.9.

                        (iii) Daily Allocations During the Early Amortization Period. During the Early Amortization Period, if the conditions specified in the last sentence of subsection 4.3(a) of the Agreement are not satisfied, the Servicer shall, prior to the close of business on any Date of Processing, allocate the following amounts as set forth below:

                  (x) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the product of
         (A) the Floating Allocation Percentage with respect to the current Monthly Period and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

                  (y) Allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account no later than the second Business Day following the Date of Processing an amount equal to the Percentage Allocation; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Series 2003-__ Certificateholders, any excess of the amount determined in accordance with this subparagraph (y) shall be first, if any other Principal Sharing Series is outstanding and in its Amortization Period, deposited in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the Distribution Date in the following Monthly Period and second shall be paid to the Holder of the Transferor Certificate only if on such Date of Processing the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is greater than the Required Retained Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

                        (iv) Monthly Allocations. At all times, the Servicer shall, prior to the close of business on any Transfer Date, allocate to the Series 2003-__ Certificateholders and deposit in the Collection Account an amount equal to the sum of (I) (A) the lesser of (1) the sum of (a) the product of (x) the Floating Allocation Percentage with respect to the preceding Monthly Period and (y) the aggregate amount of Collections of Finance Charge Receivables for the preceding Monthly Period, (b) the amount of Excess Finance Charge Collections allocated to Series 2003-__ for the preceding Monthly Period and (c) the amount of Excess Transferor Finance Charge Collections allocated to Series 2003-__ for the preceding Monthly Period and (2) the aggregate of (a) the amounts described pursuant to clause (y) of each of clauses (i) through (v) of subsection 4.6(a) with respect to the related Distribution Date and (b) the amount described in subsection 4.6(a)(vi) with respect to the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(x), 4.2(b)(ii)(x) and 4.2(b)(iii)(x) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, (II)
         (A) the lesser of (1) the product of (a) the Principal Allocation Percentage with respect to the preceding Monthly Period and (b) the aggregate amount of Collections of Principal Receivables for the preceding Monthly Period and (2) (w) for each Monthly Period during the Revolving Period, zero, (x) for each Monthly Period during the Accumulation Period prior to the Monthly Period in which the Class A Invested Amount is paid in full, the lesser of the Class A Controlled Deposit Amount and the Class A Adjusted Invested Amount, (y) for each Monthly Period during the Accumulation Period beginning with the Monthly Period in which the Class A Invested Amount is paid in full, the Collateral Invested Amount, and (z) for each Monthly Period during the Early Amortization Period, the Invested Amount, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i)(y), 4.2(b)(ii)(y) and 4.2(b)(iii)(y) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, (III) the excess of the amount of Reallocated Collateral Principal Collections over the amount retained in the Collection Account pursuant to subsections 4.2(b)(i)(y) and 4.2(b)(ii)(y) with respect to the Revolving Period and the Accumulation Period, respectively, (IV) an amount equal to the pro rata portion of Finance Charge Shortfalls, if any, for Group I allocated to Series 2003-__ pursuant to Section
         4.5 of the Agreement, not to exceed Excess Finance Charge Collections pursuant to subsection 4.6(a)(vii) available on the related Distribution Date, (V) an amount equal to (A) the amount of Shared Principal Collections to be applied for the benefit of other Principal Sharing Series pursuant to Section 4.4 of the Agreement from amounts that were originally allocated to Series 2003-__, not to exceed (a) during the Revolving Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period or (b) during the Accumulation Period and the Early Amortization Period, the Principal Allocation Percentage of Collections of Principal Receivables for the preceding Monthly Period less the amount thereof applied to pay Class A Principal or Collateral Principal on the related Distribution Date, less (B) the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsections 4.2(b)(i), 4.2(b)(ii) and 4.2(b)(iii) with respect to the Revolving Period, the Accumulation Period and the Early Amortization Period, respectively, if any, and (VI) at the option of the Transferor, the amount of Shared Transferor Principal Collections to be applied to make payments of Class A Principal or Collateral Principal on the related Distribution Date, less the daily amounts deposited in the Collection Account during the preceding Monthly Period pursuant to subsection 4.2(b)(ii)(y) with respect to the Accumulation Period, if any.

         Notwithstanding the foregoing or any other provision of this Supplement, in accordance with Section 4.3(c) of the Agreement, the Servicer need not deposit in the Collection Account any amounts payable to the Transferor.

         (c) The allocations to be made pursuant to this Section 4.2 also apply to deposits into the Collection Account that are treated as Collections (including adjustment payments made in accordance with Section 3.9 of the Agreement), payment of the reassignment price pursuant to subsection 2.5(b) of the Agreement and proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 2.6, 10.1, or 12.2 of the Agreement and Section
8.1. Such deposits to be treated as Collections will be allocated as Finance Charge Receivables or Principal Receivables as provided in the Agreement.

         (d) Notwithstanding anything herein or in the Agreement, the Supplement for any other Series or any Enhancement Agreement for any Series to the contrary, all amounts designated to be paid to the Transferor or any Holder of a Transferor Certificate in such documents, other than amounts allocated to be paid to the holder of any Supplemental Certificate, instead, to the extent that such amounts are derived from Collections of Finance Charge Receivables and other amounts applied like Collections of Finance Charge Receivables, including any amounts constituting Excess Finance Charge Collections remaining after application thereof to all Series but prior to payment thereof to the Transferor, shall be deemed to be "Excess Transferor Finance Charge Collections". Excess Transferor Finance Charge Collections shall be used to cover Principal Funding Investment Shortfalls, if any, and will be deposited in the Collection Account on each Transfer Date to be applied as Available Series 2003-__ Finance Charge Collections pursuant to subsection 4.7(b). The sum of
(x) any Excess Transferor Finance Charge Collections remaining after application thereof to each Series designated to be entitled thereto, and (y) Collections of Principal Receivables and other amounts treated like Collections of Principal Receivables, for any Monthly Period (A) allocated to the Transferor's Interest remaining after payments to the holders of any Supplemental Certificate and (B) initially allocated to any Series and not applied to make principal deposits or payments for such Series or reallocated as Shared Principal Collections to make principal deposits or payments for any other Series, shall be deemed to be "Shared Transferor Principal Collections" and available for payments to Series 2003-___ at the option of the Transferor. On or prior to the _____ Distribution Date, the Transferor shall notify the Servicer and the Trustee in writing whether the Transferor elects to make Shared Transferor Principal Collections available to Series 2003-___ during the Accumulation Period. If the Transferor elects to make Shared Transferor Principal Collections available to fund Class A Principal during the Accumulation Period, those amounts allocated to the Series 2003-__ Certificates pursuant to subsection 4.5(b) shall be applied to cover any Principal Shortfalls not covered by Shared Principal Collections allocated to the Series 2003-__ Certificates pursuant to subsection 4.5(a) during the Accumulation Period. In addition, at the option of the Transferor, Shared Transferor Principal Collections may be applied for the benefit of Series 2003-__ pursuant to subsection 4.5(b) during the Early Amortization Period to cover any Principal Shortfalls not covered by Shared Principal Collections allocated to the Series 2003-__ Certificates pursuant to subsection 4.5(a).

         Section 4.3 Determination of Monthly Interest for the Class A Certificates. The amount of monthly interest (the "Class A Monthly Interest") allocable to the Class A Certificates with respect to any Distribution Date shall be an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the outstanding principal balance of the Class A Certificates at the end of the last day of the preceding Monthly Period, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360; provided, however, that with respect to the first Distribution Date after the Closing Date the Class A Monthly Interest shall be an amount equal to $_______.

         On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Class A Monthly Interest Shortfall") equal to the excess, if any, of (x) the Class A Monthly Interest for the Interest Accrual Period applicable to such Distribution Date over (y) the amount available to be paid to the Class A Certificateholders in respect of interest on such Distribution Date. If there is a Class A Monthly Interest Shortfall with respect to any Distribution Date, an additional amount ("Class A Additional Interest") shall be payable as provided herein with respect to the Class A Certificates on each Distribution Date following such Distribution Date, to and including the Distribution Date on which such Class A Monthly Interest Shortfall is paid to Class A Certificateholders, equal to the product of (i) the Class A Certificate Rate plus 2% per annum, (ii) such Class A Monthly Interest Shortfall remaining unpaid, and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

         Section 4.4 Determination of Principal Amounts. (a) The amount of principal (the "Class A Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date with respect to the Amortization Period shall be equal to an amount calculated as follows: the sum of (i) the Available Series 2003-__ Principal Collections with respect to such Distribution Date, (ii) any amount on deposit in the Special Funding Account that is distributable to the Class A Certificates pursuant to subsection 4.6(d)(i) with respect to the preceding Monthly Period, (iii) the amount of Shared Principal Collections allocated to Series 2003-__ with respect to the preceding Monthly Period pursuant to Section 4.4 of the Agreement and
(iv) at the option of the Transferor, the amount of Shared Transferor Principal Collections allocated to Series 2003-__ with respect to the preceding Monthly Period pursuant to subsection 4.5(b); provided, however, that (i) with respect to any Distribution Date during the Accumulation Period, Class A Principal may not exceed the Class A Controlled Deposit Amount for such Distribution Date and
(ii) with respect to any Distribution Date, Class A Principal may not exceed the Class A Adjusted Invested Amount.

         (b) The amount of principal (the "Collateral Principal") distributable from the Collection Account with respect to the Collateral Interest on each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full, shall be an amount equal to the lesser of: (x) the sum of (i) the Available Series 2003-__ Principal Collections with respect to such Distribution Date, (ii) any amount on deposit in the Special Funding Account that is distributable to the Collateral Interest pursuant to subsection 4.6(d)(ii) with respect to the preceding Monthly Period, (iii) the amount of Shared Principal Collections allocated to Series 2003-__ with respect to the preceding Monthly Period pursuant to Section 4.4 of the Agreement and (iv) at the option of the Transferor, the amount of Shared Transferor Principal Collections allocated to Series 2003-__ with respect to the preceding Monthly Period pursuant to subsection 4.5(b); provided, however, that with respect to the Distribution Date on which the Class A Invested Amount is paid in full, the amounts described in clauses (i), (iii) and (iv) shall be net of any amount thereof applied to the payment of Class A Principal, and (y) the Collateral Invested Amount.

         Section 4.5 Shared Principal Collections and Shared Transferor Principal Collections. (a) Shared Principal Collections allocated to the Series 2003-__ Certificates and to be applied pursuant to clause (iii) of subsection 4.4(a) and clause (iii) of subsection 4.4(b) for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of
(x) Shared Principal Collections for all Principal Sharing Series for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Series 2003-__ Certificates for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Principal Sharing Series for such date. For any Distribution Date with respect to the Revolving Period, Shared Principal Collections allocated to the Series 2003-__ Certificates shall be zero.

         (b) If the Transferor elects to make Shared Transferor Principal Collections available, Shared Transferor Principal Collections allocated to the Series 2003-__ Certificates and to be applied pursuant to clause (iv) of subsection 4.4(a) and clause (iv) of subsection 4.4(b) for any Distribution Date with respect to the Amortization Period shall mean an amount equal to the product of (x) the aggregate amount of Shared Transferor Principal Collections for such date and (y) a fraction, the numerator of which is the Principal Shortfall for the Series 2003-__ Certificates for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such date. For any Distribution Date with respect to the Revolving Period, Shared Transferor Principal Collections allocated to the Series 2003-__ Certificates shall be zero.

         Section 4.6 Application of Funds on Deposit in the Collection Account for the Certificates. (a) On each Distribution Date, the Servicer shall instruct the Trustee to withdraw, and the Trustee, acting in accordance with such instructions set forth in the Monthly Report, substantially in the form of Exhibit B, shall withdraw from the Collection Account, or retain therein, as applicable, to the extent of the sum of (w) the Floating Allocation Percentage of Collections of Finance Charge Receivables collected during the preceding Monthly Period plus (x) any Principal Funding Investment Proceeds deposited in the Collection Account pursuant to subsection 4.11(c) and any investment earnings on amounts on deposit in the Reserve Account deposited in the Collection Account pursuant to subsection 4.13(b) plus (y) the Reserve Draw Amount, if any, deposited into the Collection Account pursuant to subsection 4.13(d) plus (z) the amount of Excess Transferor Finance Charge Collections applied to cover Principal Funding Investment Shortfalls, if any (such sum, the "Available Series 2003-__Finance Charge Collections"[; provided that, with respect to the first Distribution Date, the amount deposited by the Transferor into the Collection Account pursuant to subsection 4.2(a) shall also constitute Available Series 2003-__ Finance Charge Collections]), the following amounts, and apply such amounts as follows and in the following priority:

                        (i) Class A Monthly Interest. An amount equal to the lesser of (x) the Available Series 2003-__ Finance Charge Collections for such date and (y) the sum of Class A Monthly Interest and Class A Carryover Interest shall be paid to the Class A Certificateholders in accordance with Section 5.1.

                        (ii) Servicing Fee. An amount equal to the lesser of
         (x) any Available Series 2003-__ Finance Charge Collections remaining after giving effect to the withdrawal pursuant to subsection 4.6(a)(i) and (y) the Monthly Servicing Fee for such Monthly Period plus any unpaid Monthly Servicing Fees from prior Monthly Periods shall be paid to the Servicer.

                        (iii) Investor Defaulted Amount. An amount equal to the lesser of (x) any Available Series 2003-__ Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) and (ii) and (y) the aggregate Investor Defaulted Amount for such Distribution Date, shall be treated as Available Series 2003-__ Principal Collections.

                        (iv) Reimbursement of Investor Charge-Offs. An amount equal to the lesser of (x) any Available Series 2003-__ Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iii) and (y) the amount by which the aggregate amount of Investor Charge-Offs for all prior Distribution Dates exceeds the aggregate amount previously applied pursuant to this subsection 4.6(a)(iv) and, with respect to this subsection, pursuant to Section 4.7 on prior Distribution Dates, if any, will be applied to reinstate prior reductions of the Invested Amount, and shall be treated as Available Series 2003-__ Principal Collections.

                        (v) Collateral Monthly Interest. An amount equal to the lesser of (x) any Available Series 2003-__ Finance Charge Collections remaining after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (iv) and (y) the sum of Collateral Monthly Interest and Collateral Carryover Interest, if any, shall be paid to the Collateral Interest Holders.

                        (vi) Reserve Account. On each Distribution Date from and after the Reserve Account Funding Date, if such date is designated by the Transferor at its option, but prior to the date of termination of the Reserve Account as described in subsection 4.13(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account.

                        (vii) Excess Finance Charge Collections. Any Available Series 2003-__ Finance Charge Collections after giving effect to the withdrawals pursuant to subsections 4.6(a)(i) through (vi) shall be treated as Excess Finance Charge Collections, and the Servicer shall direct the Trustee in writing on each Distribution Date to withdraw such amounts from the Collection Account and to first make such amounts available to pay to Certificateholders of other Series in Group I to the extent of shortfalls, if any, in amounts payable to such Certificateholders from Collections of Finance Charge Receivables allocated to such other Series in Group I, and then to pay any unpaid expenses or liabilities of the Trust, and then to treat the remaining amount as Excess Transferor Finance Charge Collections.

         (b) For each Distribution Date with respect to the Revolving Period, the Available Series 2003-__ Principal Collections will be treated as Shared Principal Collections and applied, for such Distribution Date, as provided in
Section 4.4 of the Agreement; provided, however, that if the Collateral Invested Amount is reduced in accordance with subsection 7.3(a), the amount specified above may be distributed to the Collateral Interest Holders in an amount not to exceed such reduction.

         (c) For each Distribution Date on and after the Amortization Period Commencement Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute the amount of funds on deposit in the Collection Account available for payment of principal to Series 2003-__ Certificateholders in accordance with Section 4.4 in the following priority:

                        (i) an amount equal to Class A Principal, subject to the proviso in subsection 4.4(a), (x) with respect to the Accumulation Period, to the Principal Funding Account for payment to the Class A Certificateholders on the earlier of the Class A Expected Final Payment Date and, if an Early Amortization Commencement Date occurs during the Accumulation Period, the first Special Payment Date or (y) with respect to the Early Amortization Period, to the Class A Certificateholders;

                        (ii) after the Class A Invested Amount has been paid in full, to the Collateral Interest Holders, an amount equal to the Collateral Invested Amount, subject to the proviso in subsection 4.4(b); and

                        (iii) an amount equal to the sum of (I) the excess, if any, of (A) the sum of the amounts described in subsection 4.4(a) over
         (B) the Class A Principal and (II) the excess, if any, of (A) the sum of the amounts described in subsection 4.4(b) over (B) the Collateral Invested Amount will be treated as Shared Principal Collections and applied as provided in Section 4.4 of the Agreement.

         (d) On each Distribution Date during the Amortization Period, funds on deposit in the Special Funding Account and distributable to Series 2003-__ as provided in Section 4.2 of the Agreement will be deposited in the Collection Account. Such amounts will be allocated in the following order of priority:

                        (i) on each Distribution Date until the Class A Invested Amount is paid in full, to the Class A Certificates in an amount equal to the lesser of the Principal Shortfalls and the amount allocated with respect thereto pursuant to Section 4.2 of the Agreement; provided, however, such amount shall not exceed the Class A Principal after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to subsections 4.4(a)(i), (iii) and (iv); and provided, further that during the Accumulation Period such amount shall be deposited in the Principal Funding Account; and

                        (ii) on each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full, to the Collateral Interest in an amount not to exceed the Collateral Invested Amount after subtracting therefrom any amounts to be deposited in the Collection Account with respect thereto pursuant to subsections 4.4(b)(i), (iii) and (iv) to be paid to the Collateral Interest Holders.

         Section 4.7 Excess Finance Charge Collections; Excess Transferor Finance Charge Collections. (a) To the extent that on any Distribution Date payments are being made pursuant to any of subsections 4.6(a)(i) through (vi) and the full amount to be paid pursuant to any such subsection receiving payments on such Distribution Date is not paid in full on such Distribution Date, the Servicer shall apply all or a portion of the Excess Finance Charge Collections from other Series with respect to such Distribution Date allocable to the Series 2003-__ Certificates in an amount equal to the excess of the full amount to be allocated or paid pursuant to the applicable subsection over the amount applied with respect thereto from Available Series 2003-__ Finance Charge Collections on such Distribution Date (the "Available Finance Charge Collections Shortfall Amount"). Excess Finance Charge Collections allocated to the Series 2003-__ Certificates for any Distribution Date shall mean an amount equal to the product of (x) Excess Finance Charge Collections available from all other Series in Group I for such Distribution Date and (y) a fraction, the numerator of which is the Available Finance Charge Collections Shortfall Amount for such Distribution Date and the denominator of which is the aggregate amount of shortfalls in available Collections of Finance Charge Receivables for all Series in Group I for such Distribution Date.

         (b) In addition, on each Distribution Date following the Transfer Date on which Excess Transferor Finance Charge Collections are deposited to the Collection Account, the Servicer shall apply all or a portion of such Excess Transferor Finance Charge Collections as Available Series 2003-__ Finance Charge Collections with respect to such Distribution Date in an amount equal to the Principal Funding Investment Shortfall, if any. Excess Transferor Finance Charge Collections allocated to the Series 2003-__ Certificates for any Distribution Date shall mean an amount equal to the product of (x) Excess Transferor Finance Charge Collections available for such Distribution Date and
(y) a fraction, the numerator of which is the Principal Funding Investment Shortfall, if any, for the related Interest Accrual Period and the denominator of which is the aggregate amount of shortfalls for such Distribution Date in amounts for all Series which are designated pursuant to the applicable Supplement for such Series to be entitled to share Excess Transferor Finance Charge Collections.

         Section 4.8 Investor Defaulted Amount. (a) If, on any Distribution Date, the aggregate Investor Defaulted Amount for the preceding Monthly Period exceeds the Available Series 2003-__ Finance Charge Collections applied to the payment thereof pursuant to subsection 4.6(a)(iii) plus the amount of Excess Finance Charge Collections allocated thereto pursuant to subsection 4.7(a) and to the extent of the Series 2003-__ Allocation Percentage of unpaid adjustment payments, if any, required to be made by the Transferor on such Distribution Date, the Collateral Invested Amount shall be reduced by the sum of (i) the amount by which the aggregate Investor Defaulted Amount exceeds the amount applied with respect thereto during such preceding Monthly Period and (ii) the Series 2003-__ Allocation Percentage of unpaid adjustment payments required to be made by the Transferor on such Distribution Date, and the amount of such reduction shall be an Investor Charge-Off.

         (b) In the event that any such reduction of the Collateral Invested Amount would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero and the amount of such reduction shall be an Investor Charge-Off.

         Section 4.9 Reallocated Collateral Principal Collections for the Series 2003-__ Certificates. On each Distribution Date, the Servicer will apply or cause the Trustee to apply from amounts on deposit in the Collection Account an amount equal to the least of (i) the Collateral Invested Amount, (ii) the Principal Allocation Percentage of Collections of Principal Receivables collected during the preceding Monthly Period and (iii) the Required Amount for such Distribution Date (such amount called "Reallocated Collateral Principal Collections") to the components of the Required Amount in the same priority as amounts are applied to such components from Available Series 2003-__ Finance Charge Collections pursuant to subsection 4.6(a). On each Distribution Date, the Collateral Invested Amount shall be reduced by the amount of Reallocated Collateral Principal Collections, if any, and the amount of such reduction shall be an Investor Charge-Off.

         Section 4.10 Issuance of Additional Series 2003-__ Certificates. (a) During the Revolving Period, the Transferor may, at its discretion and subject to the terms of (b) below, request the Trustee to issue additional Class A Certificates and Collateral Interest (each such additional certificates, the "Additional Certificates") in an amount and on the date (the "Additional Certificate Date") determined by the Transferor. Upon issuance, the Additional Certificates will be identical in all respects (except that the principal amount of such Additional Certificates may be different) to the Certificates currently outstanding and will be equally and ratably entitled to the benefits of this Supplement and the Agreement. As a result of such issuance, the Class A Invested Amount and the Collateral Invested Amount shall be increased pro rata based upon the principal amount of the Additional Certificates issued for the Class A Certificates and the Collateral Interest, respectively, and all the calculations required pursuant to this Supplement shall, from and after the Additional Certificate Date, be computed using such increased Class A Invested Amount and Collateral Invested Amount. The Class A Controlled Accumulation Amount shall be increased proportionally to reflect the additional principal amount of Class A Certificates represented by the Additional Certificates.

         (b) Additional Certificates shall only be issued upon satisfaction of all of the following conditions:

                        (i) on or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, the Transferor shall give notice to the Trustee, the Servicer and each Rating Agency of such issuance and the date upon which it is to occur;

                        (ii) after giving effect to the addition of the Additional Certificates to the Series, the total amount of Principal Receivables in the Trust shall be greater than or equal to the Required Principal Balance;

                        (iii) on or before the Additional Certificate Date, the Rating Agency Condition shall have been satisfied;

                        (iv) the Transferor shall have delivered to the Trustee an Officer's Certificate dated as of the Additional Certificate Date, stating that the Transferor reasonably believes that the issuance of such Additional Certificates will not have a material adverse effect on the Class A Certificates or Collateral Interest; however, a dilution of voting rights does not constitute a material adverse effect for the purposes of this Section 4.10;

                        (v) as of the date of issuance of the Additional Certificates, the amount of unreimbursed Investor Charge-Offs shall be zero;

                        (vi) after giving effect to the addition of the Additional Certificates to the Series, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall be greater than the Required Retained Transferor Amount (after giving effect to all Receivables transferred to the Trust on such day); and

                        (vii) the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such issuance.

         Section 4.11 Establishment of the Principal Funding Account for the Series 2003-__ Certificates. (a) The Trustee, for the benefit of the Series 2003-__ Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of Series 2003-__ Certificateholders (the "Principal Funding Account"). The Principal Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof for the benefit of the Series 2003-__ Certificateholders. For purposes of the definition of "Required Retained Transferor Amount" in Section
1.1 of the Agreement the Principal Funding Account shall be an account specified in clause (i)(b) of the definition thereof. Except as provided in subsection 4.11(d), the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2003-__ Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Principal Funding Account meeting the conditions specified above, transfer any cash and/or any investments to such new Principal Funding Account and from the date such new Principal Funding Account is established, it shall be, for the Series 2003-__ Certificates, the "Principal Funding Account."

         (b) Funds on deposit in the Principal Funding Account prior to the Class A Expected Final Payment Date shall be invested until the following Distribution Date at the direction of the Transferor by the Trustee in Eligible Investments. Any such investment shall (i) convert or be convertible into cash so that such funds shall be made available for withdrawal on or prior to each Distribution Date and (ii) be held until maturity. Any request to the Trustee from the Transferor to invest funds on deposit in the Principal Funding Account shall be in writing and shall certify that the requested investment is an Eligible Investment which converts or is convertible into cash at or prior to the time required hereby.

         (c) On each Distribution Date with respect to the Accumulation Period and the first Special Payment Date, the Servicer shall instruct the Trustee to withdraw from the Principal Funding Account and deposit in the Collection Account the Principal Funding Investment Proceeds for such Distribution Date or Special Payment Date. Principal Funding Investment Proceeds shall not be considered to be principal amounts on deposit in the Principal Funding Account for purposes hereof, and shall be treated as Available Series 2003-__ Finance Charge Collections with respect to each Monthly Period.

         (d) Pursuant to the authority granted to the Servicer in subsection 3.1(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 6.7 of the Agreement and
Section 5.1, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Certificateholders.

         Section 4.12 Accumulation Period. The Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Accumulation Period Length (determined as described below) on any Determination Date is less than 12 months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Payment Date occurs at least equal to the Accumulation Period Length (so that, as a result of such election, the number of Monthly Periods in the Accumulation Period will at least equal the Accumulation Period Length); provided, however, that (i) the Accumulation Period Length will not be less than one month; (ii) such determination of the Accumulation Period Length shall be made on the third Business Day before each Distribution Date beginning on _____________ but prior to the commencement of the Accumulation Period, and any election to shorten the Accumulation Period shall be subject to the subsequent lengthening of the Accumulation Period to the Accumulation Period Length determined on any subsequent Determination Date, but the Accumulation Period shall in no event commence prior to the Accumulation Date; and (iii) notwithstanding any other provision of this Supplement to the contrary, no election to postpone the commencement of the Accumulation Period shall be made after the commencement of an Early Amortization Period (as defined in the related Supplement) for any other Series. The "Accumulation Period Length" will mean a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Expected Final Payment Date is expected to equal or exceed the Class A Invested Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the 12 preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Special Funding Account, if any) remains constant at the level on such date of determination, (3) no Early Amortization Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. The Servicer shall determine the Accumulation Period Length on the basis of the monthly Collections of Principal Receivables expected to be allocated to all Principal Sharing Series during the Accumulation Period for Series 2003-__, and the amount of Collections of Principal Receivables expected to be distributable to Holders of other Principal Sharing Series that are expected to be in their Accumulation Period or Amortization Period during the Accumulation Period for Series 2003-__. Any notice by the Servicer electing to modify the commencement of the Accumulation Period pursuant to this Section 4.12 shall specify (i) the most recently determined Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Class A Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period.

         In addition, prior to the Servicer making its initial determination of the Accumulation Period Length, the Transferor shall determine whether or not it shall utilize Shared Transferor Principal Collections to fund the Principal Funding Account. If, at its option, the Transferor elects to utilize Shared Transferor Principal Collections to fund the Principal Funding Account, such determination shall be irrevocable and the Servicer shall include Shared Transferor Principal Collections expected to be available for Series 2003-__ in its determination of the Accumulation Period Length.

         Section 4.13 Reserve Account. (a) Upon designation by the Transferor of a Reserve Account Funding Date, the Trustee shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust, for the benefit of the Series 2003-__ Certificateholders, a segregated trust account with the corporate trust department of such Eligible Institution (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-__ Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2003-__ Certificateholders. If at any time the institution holding the Reserve Account ceases to be an Eligible Institution the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above with an Eligible Institution, and shall transfer any cash or any investments to such new Reserve Account. The Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.6(a)(vi).

         (b) Funds on deposit in the Reserve Account shall be invested by the Transferor (or, at the direction of the Transferor, by the Servicer or the Trustee on behalf of the Transferor) in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will convert or be convertible into cash so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Series 2003-__ Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount and the balance, if any, shall be deposited into the Collection Account for application as Available Series 2003-__ Finance Charge Collections on the following Distribution Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

         (c) On each Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Invested Amount and the first Transfer Date with respect to the Early Amortization Period, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the Principal Funding Investment Shortfall with respect to each Transfer Date with respect to the Accumulation Period or the first Transfer Date with respect to the Early Amortization Period.

         (d) In the event that for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the written instructions of the Servicer), deposited into the Collection Account and included in Available Series 2003-__ Finance Charge Collections for such Transfer Date.

         (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account on and prior to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and apply as Excess Finance Charge Collections, an amount equal to such Reserve Account Surplus.

         (f) Upon the earliest to occur of (i) the day on which the Class A Invested Amount is paid in full to the Class A Certificateholders, (ii) the first Transfer Date with respect to the Early Amortization Period and (iii) the Class A Expected Final Payment Date, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account and apply as Available Series 2003-__ Finance Charge Collections, all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

         Section 4.14 Defeasance. On any date on which the following conditions have been satisfied: (i) the Transferor has deposited (x) into the Principal Funding Account, an amount equal to the outstanding principal balance of the Class A Certificates, which amount shall be invested in Eligible Investments and (y) if such defeasance occurs prior to the Early Amortization Commencement Date, into the Reserve Account an amount equal to or greater than the Class A Covered Amount, as estimated by the Transferor, for the period from the date of the deposit to the Principal Funding Account through the Class A Expected Final Payment Date; (ii) the Transferor has delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations as described below will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) if such defeasance occurs prior to an Early Amortization Commencement Date, the Transferor has delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would cause an Early Amortization Event or a Series 2003-__ Early Amortization Event to occur; and (iv) the Rating Agency Condition shall have been satisfied; then, the Series 2003-__ Certificates will no longer be entitled to the security interest of the Trust in the Receivables or, except those set forth in clause (i) above, any other Trust assets ("Defeasance"), and the Investor Percentages applicable to the allocation to Series 2003-__ Certificateholders of Collections of Principal Receivables, Finance Charge Receivables and the Defaulted Amount will be reduced to zero; provided, however, that if the Collateral Interest is held by the Transferor or an affiliate of the Transferor on the date the Transferor defeases the Class A Certificates, the Collateral Invested Amount will be reduced to zero. If the Collateral Interest or any portion thereof is not held by the Transferor or an affiliate of the Transferor prior to any such Defeasance the Transferor shall be obligated to satisfy any other conditions to Defeasance as are set forth in each applicable supplemental agreement as described in subsection 7.3(b).

         Section 4.15 Determination of LIBOR. (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month-period

         (b) The Class A Certificate Rate applicable to the then current and the immediately preceding Interest Accrual Periods may be obtained by any Class A Certificateholder by telephoning the Trustee at (612) 667-2484.

         (c) On each LIBOR Determination Date, the Trustee shall send to the Servicer by facsimile notification of LIBOR for the following Interest Accrual Period.


                                   ARTICLE V

                   DISTRIBUTIONS AND REPORTS TO SERIES 2003-
                               CERTIFICATEHOLDERS

         Section 5.1 Distributions. (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are available on such Distribution Date to pay interest on the Class A Certificates pursuant to this Supplement.

         (b) On the Class A Expected Final Payment Date and on each Distribution Date thereafter, and on each Distribution Date with respect to the Early Amortization Period, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Invested Amount on such date. On each Distribution Date on and after the Distribution Date on which the Class A Invested Amount is paid in full, the Paying Agent shall distribute to each Collateral Interest Holder of record on the related Record Date (other than as provided in Section 12.2 of the Agreement) such Collateral Interest Holder's pro rata share of the amounts that are available on such date to pay principal of the Collateral Interest pursuant to this Supplement up to a maximum amount on any such date equal to the Collateral Invested Amount on such date.

         (c) The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.6, 10.1 and 12.2 of the Agreement and
Section 8.1.

         (d) Except as provided in Section 12.2 of the Agreement with respect to a final distribution, distributions to Series 2003-__ Certificateholders hereunder shall be made by check mailed to each Series 2003-__ Certificateholder at such Series 2003-__ Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2003-__ Certificate or the making of any notation thereon; provided, however, that with respect to Series 2003-__ Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds; provided, further, that the final payment in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the offices specified in the notice of such final distribution delivered by the Trustee pursuant to Section 12.2 of the Agreement.

         Section 5.2 Reports and Statements to Series
2003-__Certificateholders. (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Class A Certificateholder a statement substantially in the form of Exhibit B prepared by the Servicer.

         (b) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent and each Rating Agency (i) statements substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit C.

         (c) On or before January 31 of each calendar year, beginning with calendar year 2004, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2003-__ Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2003-__ Certificateholders, as set forth in paragraph
(a) or (b) above, as applicable, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2003-__ Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                  ARTICLE VI

                           EARLY AMORTIZATION EVENTS

         Section 6.1 Series 2003-__ Early Amortization Events. If any one of the following events shall occur with respect to the Series 2003-__
Certificates:

         (a) failure on the part of (i) RNB duly to observe or perform in any material respect any covenants or agreements of RNB set forth in the Bank Purchase Agreement, (ii) TCC duly to observe or perform in any material respect any covenants or agreements of TCC set forth in the Receivables Purchase Agreement or (iii) the Transferor (A) to make any payment or deposit required to be made by the Transferor by the terms of (I) the Agreement or (II) this Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein, (B) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any Person, or grant any unpermitted lien on, any Receivable, or
(C) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Supplement, which failure under clause (i), (ii) or (iii) has a material adverse effect on the Series 2003-__ Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Series 2003-__ Certificateholder;

         (b) any representation or warranty made by RNB in the Bank Purchase Agreement, TCC in the Receivables Purchase Agreement or the Transferor in the Agreement or this Supplement (i) shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by any Series 2003-__ Certificateholder, and (ii) as a result of which the interests of the Series 2003-__ Certificateholders are materially and adversely affected; provided, however, that a Series 2003-__ Early Amortization Event pursuant to this subsection 6.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted designation of the related Receivable as an Ineligible Receivable during such period in accordance with the provisions of the Agreement;

         (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such three consecutive Monthly Periods;

         (d) a failure by TCC or the Transferor to make an Addition within five Business Days after the Required Designation Date;

         (e) any Servicer Default shall occur which would have a material adverse effect on the Series 2003-__ Certificateholders;

         (f) the principal amount on deposit in the Special Funding Account as a percentage of the sum of (i) the aggregate amount of Principal Receivables plus (ii) the principal amount on deposit in the Special Funding Account, shall equal or exceed 30% at the end of the last day of three consecutive Monthly Periods; or

         (g) the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date;

then, the Trustee shall within five days publish a notice of such early amortization event and in the case of any event described in subparagraph (a),
(b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, the Series 2003-__ Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount of this Series 2003-__ by notice then given in writing to the Trustee, the Transferor and the Servicer may declare that a early amortization event (a "Series 2003-__ Early Amortization Event") has occurred as of the date of such notice, and in the case of any event described in subparagraphs (c), (d), (f) or (g), a Series 2003-__ Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Series 2003-__ Certificateholders immediately upon the occurrence of such event. The Trustee shall provide to the Transferor a copy of any notice received from any Series 2003-__ Certificateholder and the Transferor shall provide to RNB or TCC, as applicable, a copy of any notice received from the Trustee or any Series 2003-__ Certificateholder under subparagraphs (a) and (b) above if such notice shall relate to a covenant, agreement, representation or warranty by RNB or TCC, respectively.


                                  ARTICLE VII

                   OPTIONAL TERMINATION; SERIES TERMINATION;
                          SALE OF COLLATERAL INTEREST

         Section 7.1 Optional Termination. The Class A Certificates shall be subject to repurchase by the Transferor at its option on any Distribution Date on or after the Distribution Date on which the Class A Invested Amount is reduced to an amount less than or equal to 10% of the highest Class A Invested Amount outstanding at any time. The deposit to the Collection Account required in connection with any such repurchase and final distribution shall be equal to the outstanding principal balance of the Class A Certificates plus any accrued and unpaid interest on the outstanding principal balance of the Class A Certificates through the day prior to the Distribution Date on which the repurchase occurs at the applicable Class A Certificate Rate.

         Section 7.2 Series 2003-__ Termination. (a) If, on the second Distribution Date prior to the Scheduled Series 2003-__ Termination Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within 45 days, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in the amount specified in subsection 12.2(c) of the Agreement. Such bids shall require that such sale shall (subject to subsection 7.2(b)) occur on the Scheduled Series 2003-__ Termination Date. The Transferor shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

         (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Scheduled Series 2003-__ Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables and deposited in the Collection Account to be allocated to the Series 2003-__ Certificateholders pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the second Distribution Date prior to the Scheduled Series 2003-__ Termination Date to the Scheduled Series 2003-__ Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and this Supplement.

         Section 7.3 Reduction of Collateral Invested Amount During the Revolving Period; Designation of Collateral Interest Terms; Sale of Collateral Interest. (a) The Collateral Invested Amount may be reduced during the Revolving Period by distributing Collections of Principal Receivables to the Collateral Interest Holders in accordance with subsection 4.6(b); provided that
(i) the Rating Agency Condition shall have been satisfied with respect to such reduction and (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Commencement Date to occur.

         (b) At any time that the Transferor is the holder of the Collateral Interest, the Transferor may, without the consent of the other Series 2003-__ Certificateholders, (i) sell or transfer all or a portion of the Collateral Interest in certificated or uncertificated form and (ii) in connection with any such sale or transfer, enter into a supplemental agreement with the Trustee pursuant to which the Transferor and the Trustee may amend the Collateral Rate, set forth the Collateral Monthly Interest, provide for the payment of Collateral Additional Interest with respect to any Collateral Monthly Interest Shortfall and provide for such other provisions with respect to the Collateral Interest as may be specified in such supplemental agreement; provided, however, that in each such case (A) the Transferor shall have given notice to the Trustee, the Servicer and the Rating Agencies of such proposed sale or transfer of the Collateral Interest and such supplemental agreement at least five Business Days prior to the consummation of such sale or transfer and the execution of such proposed supplemental agreement; (B) the Rating Agency Condition shall have been satisfied; (C) an Early Amortization Commencement Date shall not have occurred prior to the consummation of such proposed sale or transfer of the Collateral Interest or the execution of such supplemental agreement; (D) the Transferor shall have delivered an Officer's Certificate, dated the date of the consummation of such sale or transfer and the effectiveness of such supplemental agreement, to the effect that, in the reasonable belief of the Transferor, such action will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event, a Series 2003-__ Early Amortization Event or any similar event to occur with respect to any Series; and (E) the Transferor will have delivered a Tax Opinion, dated the date of such Officer's Certificate with respect to such action; provided, further, (i) as a condition to the sale or transfer of all or a portion of the Collateral Interest the transferee shall be required to agree not to institute against, or join any other Person in instituting against, the Trust or the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all Series 2003-__ Certificates are paid in full and (ii) the Collateral Interest may not be sold or transferred, in whole or in part, to TCC. Regardless of whether the Collateral Interest is sold in certificated or uncertificated form, any holder of the Collateral Interest will be treated as a "Certificateholder" in accordance with the terms hereof, including Section 1.1.

         Section 7.4 Purchase of Series 2003-__ Certificates by the Transferor. The Transferor may, from time to time, purchase Class A Certificates in the secondary market and request the Trustee to cancel such Class A Certificates held by the Transferor and reduce the Class A Invested Amount by a corresponding amount. In conjunction with such reduction of the Class A Invested Amount, the Transferor may, at its option, reduce the Collateral Invested Amount pro rata by either (i) reducing and cancelling the required amount of the Collateral Interest held by the Transferor or an affiliate of the Transferor, or (ii) purchasing all or a portion of the Collateral Interest not held by the Transferor or an affiliate of the Transferor in the secondary market and cancelling a corresponding amount of such Collateral Interest.


                                 ARTICLE VIII

                               FINAL DISTRIBUTION

         Section 8.1 Sale of Receivables or Certificateholders' Interest pursuant to Section 2.6 or 10.1 of the Agreement and Section 7.1 or 7.2 of this Supplement.

         (a) The amount to be paid by the Transferor with respect to Series 2003-__ in connection with a reassignment of Receivables to the Transferor pursuant to Section 2.6 of the Agreement or a repurchase of the Certificateholders' Interest pursuant to Section 10.1 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

         (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or to subsection 8.1(a) or any amounts allocable to the Series 2003-__ Certificateholders' Interest deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 10:00 a.m., New York City time, on the applicable Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and
(C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders,
(ii) (x) the Collateral Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Collateral Interest Holders and (y) an amount equal to the sum of (A) Collateral Monthly Interest for such Distribution Date, (B) any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holders on a prior Distribution Date and
(C) the amount of Collateral Additional Interest, if any, for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Collateral Interest Holders,
(iii) any other amounts payable pursuant to subsection 4.6(a) shall be paid in accordance therewith and (iv) the balance, if any, will be distributed to the Holder of the Transferor Certificate.

         (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.1(b) for payment to the Series 2003-__ Certificateholders shall be deemed distributed in full to the Series 2003-__ Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.2 of the Agreement.


                                  ARTICLE IX

                            MISCELLANEOUS PROVISIONS


         Section 9.1 Legend on Collateral Interest Certificate. Each certificate representing the Collateral Interest will bear a legend substantially in the following form:

         EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO SECTION 4975 OF THE CODE,
         (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING "PLAN ASSETS" OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT).

         THIS CERTIFICATE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CERTIFICATE BE MARKETED ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER INCLUDING A MARKET WHEREIN INTERESTS IN THE COLLATERAL INTEREST ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE COLLATERAL INTEREST AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS AND IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES 2003-__ SUPPLEMENT.

         Section 9.2 Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

         Section 9.3 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         Section 9.4 Paired Series. Subject to satisfaction of the Rating Agency Condition, and prior to the commencement of the Early Amortization Period, the Series 2003-__ Certificates may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Series 2003-__ Certificateholders. As principal is paid with respect to the Series 2003-__ Certificates, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 2003-__ Certificates, assuming that there have been no unreimbursed Investor Charge-Offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2003-__ Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described in Section 6.3 of the Agreement.

         Section 9.5 Jurisdiction; Service. Solely with respect to the Agreement (as supplemented hereby and as further amended, modified or supplemented from time to time) and the transactions and other matters contemplated thereby or relating thereto, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' foregoing agreement to appoint and maintain an agent for service of process in the State of Delaware solely in respect of the Agreement and the transactions and other matters contemplated thereby or relating thereto, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, Delaware 19801, as such agent.

         Section 9.6 GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.7 Instructions in Writing. All instructions or other communications given by the Servicer or any other person to the Trustee pursuant to this Supplement shall be in writing.

         Section 9.8 Target VISA Automatic Addition Limitation. The Transferor shall elect to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts in accordance with subsection 2.9(d)(i) of the Agreement if on any Determination Date the percentage equivalent of a fraction the numerator of which is the number of Target VISA accounts originated through responses from obligors who were not previously customers of Target Corporation or any of its subsidiaries (i) to mass mailings of new account solicitations and (ii) to internet advertising on web sites other than the web sites of Target Corporation or any of its subsidiaries, and the denominator of which is the aggregate number of Target VISA accounts designated to have their Receivables included in the Trust on that Determination Date, exceeds 15%. If such limitation is exceeded, the Transferor shall deliver to the Trustee, the Servicer and each Rating Agency written notice of the Automatic Addition Suspension Date or the Automatic Addition Termination Date. If on any subsequent Determination Date such percentage shall be less than 15%, the Transferor may provide notice of a Restart Date in accordance with subsection 2.9(d) of the Agreement.

         Section 9.9 Eligible Investments. In addition to the Eligible Investments identified in Section 1.1 of the Agreement, amounts held in the accounts established for the benefit of the Series 2003-__ Certificateholders may be invested in investments in money market funds having, at the time of the Trust's investment, a rating in the highest rating category from each Rating Agency or otherwise approved in writing by each Rating Agency. In order to qualify as an "Eligible Investment," each type of investment described in clauses (b), (c), (d) and (f) of the definition of "Eligible Investments" in
Section 1.1 of the Agreement must be rated "A-1+" by Standard & Poor's.



                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Series 2003-__ Supplement to be duly executed by their respective officers as of the day and year first above written.


                        TARGET RECEIVABLES CORPORATION,
                           Transferor



                         By: _____________________________
                               Name:
                               Title:


                        RETAILERS NATIONAL BANK,
                           Servicer



                         By: _____________________________
                               Name:
                               Title:


                        WELLS FARGO BANK MINNESOTA,
                        NATIONAL ASSOCIATION,
                           Trustee



                         By: _____________________________
                               Name:
                               Title:

                                                                   Exhibit A-1

                  [FORM OF] SERIES 2003-__ CLASS A CERTIFICATE


REGISTERED                                                 $_______________

No. ___                                                   CUSIP NO. _______


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.


                        TARGET CREDIT CARD MASTER TRUST

                                 SERIES 2003-__

                 FLOATING RATE CLASS A ASSET BACKED CERTIFICATE


Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open-end credit card accounts generated or to be generated by Retailers National Bank ("RNB" or the "Servicer") and other assets and interests constituting the Trust under the Agreement described below.

                  (Not an interest in or a recourse obligation of Target Corporation, Target Receivables Corporation, Target Capital Corporation or RNB or any affiliate of any of them.)

                  This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the "Trust") issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the "Pooling and Servicing Agreement," such term to include any amendment thereto) by and among Target Receivables Corporation, as Transferor (the "Transferor"), RNB, as the Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), and the Series 2003-__ Supplement, dated as of ______ (the "Series 2003-__ Supplement"), by and among the Transferor, the Servicer and the Trustee. The Pooling and Servicing Agreement, as supplemented by the Series 2003-__ Supplement, is herein referred to as the "Agreement". The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

                  This Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. This Certificate is one of a class of Certificates entitled "Target Credit Card Master Trust $_______ Floating Rate Class A Asset Backed Certificates, Series 2003-__" (the "Class A Certificates"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

                  The Transferor has structured the Agreement, the Class A Certificates and the "Target Credit Card Master Trust $_______ Collateral Interest, Series 2003-__" (the "Collateral Interest") with the intention that the Class A Certificates will qualify under applicable tax law as debt, and both the Transferor and each holder of a Class A Certificate (a "Class A Certificateholder") or any interest therein by acceptance of its Certificate or any interest therein, agrees to treat the Class A Certificates for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as debt.

                  No principal will be payable to the Class A
Certificateholders until the earlier of (i) the first Distribution Date in the Early Amortization Period and (ii) the Class A Expected Final Payment Date.

                  Each Class A Certificate represents the right to receive interest at a per annum rate equal to the London Interbank Offered Rate ("LIBOR") for one-month United States dollar deposits in Europe (determined as set forth in the Pooling and Servicing Agreement on the applicable LIBOR Determination Date), in each case plus ______% per annum (such rate, as in effect from time to time, the "Class A Certificate Rate"). Monthly interest on the Class A Certificates will accrue from the Closing Date and will be distributed on each Distribution Date in an amount equal to the product of (a) the Class A Certificate Rate for the current Interest Accrual Period, (b) the outstanding principal balance of the Class A Certificates at the end of the last day of the preceding Monthly Period (or in the case of the first Distribution Date, the Class A Initial Invested Amount), and (c) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360. Interest for any Distribution Date due but not paid on such Distribution Date will be due on the next succeeding Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate plus 2% per annum.

                  In general, payments of principal with respect to the Class A Certificates are limited to the Class A Invested Amount, which may be less than the unpaid principal balance of the Class A Certificates. The Class A Expected Final Payment Date is the _____ Distribution Date, but principal with respect to the Class A Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Series 2003-__ Supplement. Unpaid principal, together with interest, will be payable monthly to Class A Certificateholders following the Class A Expected Final Payment Date to the extent principal has not been paid in full on the Class A Expected Final Payment Date. If for one or more months during the Accumulation Period there are not sufficient funds to pay the Class A Controlled Deposit Amount, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Accumulation Period to make up for such shortfalls, the final payment of principal of the Class A Certificates will occur later than the Class A Expected Final Payment Date. However, no payments of principal or interest will be made on the Series 2003-__ Certificates after the Series 2003-__ Termination Date, regardless of whether principal and interest have been paid in full with respect thereto.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                  IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.



                         TARGET RECEIVABLES CORPORATION



                         By:___________________________
                            Name:
                            Title:



Dated: __________ __, ____



                         CERTIFICATE OF AUTHENTICATION


                  This is one of the Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.



                         WELLS FARGO BANK MINNESOTA,
                         NATIONAL ASSOCIATION



                         By:___________________________
                            Name:
                            Title:

                                                                 Exhibit A-2

                   [FORM OF] COLLATERAL INTEREST CERTIFICATE


REGISTERED                                                   $_______________

No. ___           .........

EACH PURCHASER OR HOLDER REPRESENTS AND WARRANTS FOR THE BENEFIT OF TARGET RECEIVABLES CORPORATION AND THE TRUSTEE THAT SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") THAT IS SUBJECT TO
SECTION 4975 OF THE CODE, (III) A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (V) A PERSON INVESTING "PLAN ASSETS" OF ANY SUCH PLAN (INCLUDING FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT).

THIS CERTIFICATE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CERTIFICATE BE MARKETED ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" WITHIN THE MEANING OF SECTION 7704(b)(2) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER INCLUDING A MARKET WHEREIN INTERESTS IN THE COLLATERAL INTEREST ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THE COLLATERAL INTEREST AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES OR "BLUE SKY" LAWS OF THE UNITED STATES OR OTHER JURISDICTION OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS AND IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES 2003-__ SUPPLEMENT.


                        TARGET CREDIT CARD MASTER TRUST

                                 SERIES 2003-__

                        $__________ COLLATERAL INTEREST


Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer open-end credit card accounts generated or to be generated by Retailers National Bank ("RNB" or the "Servicer") and other assets and interests constituting the Trust under the Agreement described below.

                  (Not an interest in or a recourse obligation of Target Corporation, Target Receivables Corporation, Target Capital Corporation or RNB or any affiliate of any of them.)

                  This certifies that Target Receivables Corporation (the "Certificateholder") is the registered owner of a fractional undivided interest in the Target Credit Card Master Trust (the "Trust") issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended (the "Pooling and Servicing Agreement," such term to include any amendment thereto) by and among Target Receivables Corporation, as Transferor (the "Transferor"), RNB as the Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), and the Series 2003-__ Supplement, dated as of _______ (the "Series 2003-__ Supplement"), by and among the Transferor, the Servicer and the Trustee. The Pooling and Servicing Agreement, as supplemented by the Series 2003-__ Supplement, is herein referred to as the "Agreement." The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under the Trust Assets (as defined in the Agreement).

                  This Certificate does not purport to summarize the Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement. This Certificate is one of a class of Certificates entitled "Target Credit Card Master Trust $_______ Collateral Interest Certificates, Series 2003-__" (the "Collateral Interest"), each of which represents a fractional undivided interest in the Trust, and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

                  Unless the Rating Agency Condition and certain other conditions set forth in the Series 2003-__ Supplement are satisfied, (i) no principal will be payable to the Collateral Certificateholders until the Class A Invested Amount is paid in full and (ii) no interest will accrue on the unpaid principal amount of the Collateral Interest. Principal is scheduled to be paid in full to the Class A Certificates on the _______ Distribution Date.

                  In general, payments of principal with respect to the Collateral Interest are limited to the Collateral Invested Amount, which may be less than the unpaid principal balance of the Collateral Interest.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                  IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed under its official seal.



                         TARGET RECEIVABLES CORPORATION



                         By:___________________________
                            Name:
                            Title:


Dated: __________ __, ____




                         CERTIFICATE OF AUTHENTICATION


                  This is one of the Collateral Interest referred to in the within-mentioned Pooling and Servicing Agreement.



                         WELLS FARGO BANK MINNESOTA,
                         NATIONAL ASSOCIATION



                         By:___________________________
                            Name:
                            Title:

                                                                    Exhibit B



         [FORM OF MONTHLY SERIES 2003-__ CERTIFICATEHOLDERS' STATEMENT]

-----------------------------------------------------------------------------

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                            RETAILERS NATIONAL BANK
                        TARGET CREDIT CARD MASTER TRUST
                                 SERIES 2003-__

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 2003-__ Supplement (as amended and supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

                                              Monthly Period:
                                              Distribution Date:
                                              No. of Days in Period:

A.         ORIGINAL DEAL PARAMETERS

(a)        Class A Initial Invested Amount

(b)        Collateral Initial Invested Amount

(c)        Total Initial Invested Amount

(d)        Class A Certificate Rate

(e)        Collateral Rate

(f)        Servicing Fee Rate

(g)        Discount Percentage


I.         RECEIVABLES IN THE TRUST

(a)        Beginning of the Period Principal Receivables

(b)        Beginning of the Period Finance Charge Receivables

(c)        Beginning of the Period Discounted Receivables

(d)        Beginning of the Period Total Receivables (a + b + c)

(e)        Removed Principal Receivables

(f)        Removed Finance Charge Receivables

(g)        Removed Total Receivables (e + f)

(h)        Supplemental Principal Receivables

(i)        Supplemental Finance Charge Receivables

(j)        Supplemental Total Receivables (h + i)

(k)        End of Period Principal Receivables

(l)        End of Period Finance Charge Receivables

(m)        End of Period Discounted Receivables

(n)        End of Period Total Receivables (k + l + m)


II.        INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)        Class A Initial Invested Amount

(b)        Collateral Initial Invested Amount

(c)        Total Initial Invested Amount (a + b)

(d)        Class A Invested Amount

(e)        Collateral Invested Amount

(f)        Total Invested Amount (d + e)

(g)        Class A Adjusted Invested Amount

(h)        Collateral Invested Amount

(i)        Total Adjusted Invested Amount (g + h)

(j)        Floating Allocation Percentage

(k)        Principal Allocation Percentage

(l)        Servicing Fee

(m)        Investor Defaulted Amount (j * (IV.(k)))


III. TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING ACCOUNT AND PRINCIPAL FUNDING ACCOUNT

(a)        Transferor's Amount (end of month)

(b)        Required Retained Transferor Amount (end of month)

(c)        Required Principal Balance (end of month)

(d)        Funds on deposit in Special Funding Account (end of month)

(e) Principal on deposit in Principal Funding Account (beginning of month)

(f)        Principal on deposit in Principal Funding Account (end of month)


IV.        PERFORMANCE SUMMARY

           COLLECTIONS:

(a)        Collections of Principal Receivables

(b)        Collections of Finance Charge Receivables (from cardholder payments)

(c) Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest, interchange fees)

(d)        Collections of Discount Option Receivables

(e)        Total Finance Charge Collections (b + c + d)

(f)        Total Collections (a + e)

           DELINQUENCIES AND LOSSES:

(g)        2 missed payments

(h)        3 missed payments

(i)        4 or more missed payments

(j)        Total delinquencies (g + h + i)

(k)        Gross Charge-Offs during the month

(l)        Recoveries during the month

(m)        Net Charge-Offs during the month (k - l)

V          NON-U.S. ACCOUNTS

(a)        Non-U.S. Accounts at end of month

(b)        as a percentage of total (a / c)

(c)        Total number of Accounts in Trust (at end of month)


VI         AVAILABLE SERIES 2003-__ FINANCE CHARGE COLLECTIONS AND APPLICATION
           OF FUNDS

(a)        Floating Allocation Percentage of Collections of Finance Charge
           Receivables

(b)        Investment earnings on Principal Funding Account

(c)        Investment earnings in Reserve Account deposited in the Collection
           Account

(d)        Closing Date deposit into the Collection Account

(e) Excess Transferor Finance Charge Collections applied to cover Principal Funding Investment Shortfalls

(f) Amounts from Reserve Account applied to cover Principal Funding Investment Shortfalls

(g) Available Series 2003-__ Finance Charge Collections (a + b + c + d + e + f)

  (i)        Class A Monthly Interest and Class A Carryover Interest

  (ii) Monthly Servicing Fee and unpaid Monthly Servicing Fees from prior periods

  (iii)      Investor Defaulted Amount (II.m)

  (iv)       Reimbursement of Investor Charge-Offs

  (v)        Collateral Monthly Interest

  (vi)       Reserve Account

  (vii)      Excess Finance Charge Collections (g-i-ii-iii-iv-v-vi)


VII        YIELD and BASE RATE

Base Rate

(a)        Base Rate (current month)

(b)        Base Rate (prior month)

(c)        Base Rate (2 months ago)

(d)        3 Month Average Base Rate

Portfolio
Yield

(e)        Portfolio Yield (current month)

(f)        Portfolio Yield (prior month)

(g)        Portfolio Yield (2 months ago)

(h)        3 Month Average Portfolio Yield


VIII       PORTFOLIO PERFORMANCE RATES

(a) Net Charge-Offs (annualized % of Principal Receivables at beginning of period)

(b) Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))

(c) Trust Portfolio Yield (annualized) (d) Portfolio Yield (3 month average (annualized)) (e) Base Rate (3 month average) (f) Excess Finance Charge Collections % (d - e)

IX         PRINCIPAL COLLECTIONS

(a)        Class A Principal

(b)        Collateral distributable re: Collateral Interest

(c)        Total Principal (a + b)

(d)        Reallocated Collateral Principal Collections

(e)        Shared Principal Collections allocable from other Series and
           Participation

(f)        Shared Transferor Principal Collections

X          INVESTOR CHARGE-OFFS

           INVESTOR CHARGE-OFFS

(a)        Investor Charge-Offs

(b) Investor Charge-Offs per $1,000 original certificate principal amount

(c)        Total amount reimbursed in respect of Investor
           Charge-Offs

(d) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.

XI         AMORTIZATION

(a)        Accumulation Period Length (months)

(b)        Class A Controlled Accumulation Amount

(c)        Class A Deficit Controlled Accumulation Amount

(d) Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders (end of month)



           RETAILERS NATIONAL BANK,
              as Servicer


           By:____________________________
               Name:  Terrence J. Scully
               Title:  Vice President

------------------------------------------------------------------------------

                                                                    Exhibit C

                    [FORM OF MONTHLY SERVICER'S CERTIFICATE]

                            RETAILERS NATIONAL BANK
                        TARGET CREDIT CARD MASTER TRUST
                                 SERIES 2003-__

                  The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB"), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 2003-__ Supplement (as amended and supplemented, the "Series Supplement"), dated as of _______ by and among RNB, Target Receivables Corporation and Wells Fargo Bank Minnesota, National Association, does hereby certify as follows:

                  1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

                  2. RNB is, as of the date hereof, the Servicer under the Agreement.

                  3. The undersigned is a Servicing Officer.

                  4. This Certificate relates to the Distribution Date occurring on __________ __, ____ (the "________ __ Distribution Date").

                  5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None."]

                  6. As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Commencement Date occurred on or prior to such Distribution Date.

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ____ day of ___________ ____.


                            RETAILERS NATIONAL BANK,
                                                       as Servicer


                         By:___________________________
                                                           Name:
                                                           Title: